Exhibit 99.1

September 20, 2023

Reporters May Contact:

Kelly Polonus, Great Southern Bank, 417-895-5242

kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. announces quarterly dividend of $0.40 per common share

SPRINGFIELD, Mo. – The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.40 per common share dividend for the third quarter of the calendar year ending December 31, 2023.

The dividend will be payable on October 17, 2023, to stockholders of record on October 2, 2023. This dividend represents the 135th consecutive quarterly dividend paid by the Company to common stockholders.

With total assets of $5.7 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Missouri, the Company operates 90 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska, and commercial loan production offices in Atlanta; Charlotte, North Carolina; Chicago; Dallas; Denver; Omaha, Nebraska; Phoenix and Tulsa, Oklahoma. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com